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                                                             EXHIBIT 24




                          CONSENT OF INDEPENDENT AUDITORS



          The Board of Directors and Stockholders
          Circuit City Stores, Inc.:



          We consent to incorporation by reference in this Registration Statement on Form S-8 of Circuit City Stores, Inc. of our report dated April 5, 1993, relating to the consolidated balance sheets of Circuit City Stores, Inc. and subsidiaries as of February 28, 1993 and February 29, 1992 and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended February 28, 1993, which report is incorporated by reference in the February 28, 1993 annual report on Form 10-K of Circuit City Stores, Inc. We also consent to the incorporation by reference in this Registration Statement of our report dated April 5, 1993, relating to the financial statement schedules of Circuit City Stores, Inc. which report is included in such annual report on Form 10-K.


                                        /s/ KPMG PEAT MARWICK





          Richmond, Virginia
          April 19, 1994